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                                                                    EXHIBIT 10.2

                                  GARTNER, INC.
                  RESTRICTED STOCK AGREEMENT FOR EUGENE A. HALL

      Gartner, Inc. (the "Company") hereby awards to you, Eugene A. Hall (the "Employee"), an award of restricted Class A Common Stock of the Company (the "Restricted Stock"). The date of this Restricted Stock Agreement (the "Agreement") is October 15, 2004 (the "Award Date"). Subject to the provisions of Appendix A (attached hereto), the principal features of this award are as follows:

TOTAL NUMBER OF SHARES OF RESTRICTED STOCK:  500,000

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                  SCHEDULED VESTING DATES:                                       NUMBER OF SHARES:
                  ------------------------                                       -----------------
The first date after October 15, 2004 on which the Company's Class A
Common Stock trades at an average price of $20 per share (the average price shall equal the average of the high and low sales price for the
Company's Class A Common Stock for the trading day in question) or more on any established stock exchange or a national market system
for sixty (60) consecutive trading days*                                               300,000

The first date after October 15, 2004 on which the Company's Class A Common
Stock trades at an average price of $25 per share (the average price shall equal the average of the high and low sales price for the Company's Class A Common
Stock for the trading day in question) or more on any established stock exchange
or a national market system for sixty (60) consecutive trading days*                   100,000

The first date after October 15, 2004 on which the Company's Class A Common
Stock trades at an average price of $30 per share (the average price shall equal the average of the high and low sales price for the Company's Class A Common
Stock for the trading day in question) or more on any established stock exchange
or a national market system for sixty (60) consecutive trading days*                   100,000
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*Except as otherwise provided in Appendix A, Employee will not vest in the
Restricted Stock unless he is employed by the Company or one of its Affiliates through the applicable vesting date.

      Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A. For example, important additional information on vesting and forfeiture of the shares covered by this award is contained in Paragraphs 3, 4 and 6 of Appendix
A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

GARTNER, INC.                               EMPLOYEE

By:________________________________         ____________________________________
                                            EUGENE A. HALL
Title:_____________________________

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                                   APPENDIX A

                    TERMS AND CONDITIONS OF RESTRICTED STOCK

      1. Award. The Company hereby awards to the Employee an award of 500,000 shares of Restricted Stock at a purchase price $0.0005 (par value) per share, commencing on the date hereof, subject to all of the terms and conditions in this Agreement. By accepting this award of Restricted Stock, the par value purchase price for each share of Restricted Stock will be deemed paid by the Employee by past services rendered by the Employee.

      2. Transfer of Shares. As soon as practicable after the Award Date, the Company will record the Restricted Stock in book form with stock transfer agent subject to the terms and conditions set forth in the Plan. As soon as practicable after the shares of Restricted Stock shall have vested in the manner set forth in Paragraphs 3 or 6, the Company will have the shares listed in street name with a brokerage company of the Company's choice, free of any restrictions imposed pursuant to this Agreement. In no event shall the shares be so listed unless and until the shares have vested and all other terms and conditions in this Agreement have been satisfied. By accepting the Restricted Stock, the Employee irrevocably nominates and appoints the Secretary of the Company as agent (the "Agent") for purposes of surrendering or transferring the Restricted Stock to the Company upon any forfeiture or transfer required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive the Employee's death. In addition, it is intended as a durable power and will survive the Employee's disability.

      3. Vesting Schedule. Subject to Paragraphs 4 and 6, the shares of Restricted Stock awarded by this Agreement shall vest in accordance with the vesting provisions set forth on the first page of this Agreement. Shares of Restricted Stock shall not vest in the Employee in accordance with any of the provisions of this Agreement unless the Employee shall have been continuously employed by the Company or by one of its Affiliates from the Award Date until the date such vesting is deemed to have occurred. For purposes of this Agreement, "trading day" means any day on which the New York Stock Exchange is open for trade. For purposes of this Agreement, "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

      4. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the shares of Restricted Stock that have not vested at the time of the Employee's Termination of Service shall thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Employee hereby appoints the Agent with full power of substitution, as the Employee's true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates (whether in book form or otherwise) evidencing such unvested shares to the Company upon such Termination of Service. For purposes of this Agreement, "Termination of Service" means a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

      5. Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement shall, if the Employee is then deceased, be made to the Employee's designated beneficiary, or if no beneficiary survives the Employee, to the administrator or executor of the Employee's estate. Any designation of a beneficiary by the Employee shall be effective only if such designation is made in a form and manner acceptable to the Committee. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer. For purposes of this Agreement, "Committee" means a committee appointed by the Board of Directors of the Company, and the delegee(s) of such committee.

      6. Change in Control and other Acceleration. In the event of a Change in Control, the shares of Restricted Stock awarded pursuant to this Agreement shall vest as to 100% of the shares. For purposes of this Agreement, "Change in Control" shall have the same meaning as in the Company's 2003 Long Term Incentive Plan. Further, the Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of the shares of Restricted Stock awarded pursuant to this Agreement.

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      7. Withholding of Taxes. Notwithstanding any contrary provision of this
Agreement, the Company may delay delivery of any stock unless and until the Employee shall have delivered to the Company or its designated Affiliate the full amount of any federal, state or local income or other taxes which the Company or such Affiliate may be required by law to withhold with respect to such shares. The Employee may elect to satisfy any such income tax withholding requirement by having the Company withhold shares of Common Stock otherwise deliverable to the Employee or by delivering to the Company already-owned shares of Common Stock, subject to the absolute discretion of the Committee to disallow satisfaction of such withholding by the delivery or withholding of stock.

      8. Rights as Stockholder. Effective as of the Award Date, the Employee shall have all of the rights or privileges of a stockholder of the Company in respect of the Restricted Stock, including with respect to voting such shares and receipt of dividends and distributions on such shares. If any such dividends or distributions are paid in shares of Company Common Stock, the shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

      9. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment shall be determined from time to time by the Company, or the Affiliate employing the Employee, as the case may be, and the Company, or the Affiliate employing the Employee, as the case may be, shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company, or the Affiliate employing the Employee, as the case may be, shall not be deemed a Termination of Service for the purposes of this Agreement.

      10. Changes in Stock. In the event that as a result of a stock dividend, stock split, reverse stock split, reclassification, recapitalization, combination of shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company's Class A Common Stock shall be increased, reduced or otherwise changed, and by virtue of any such change the Employee shall in his or her capacity as owner of unvested shares of Restricted Stock which have been awarded to him or her (the "Prior Shares") be entitled to new or additional or different shares of stock, securities or cash; such new or additional or different shares, securities or cash shall thereupon be considered to be unvested Restricted Stock, except as provided in Paragraph 6 above, and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement. If the Employee receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be unvested Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement. The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, securities, cash, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

      11. Tax Consequences. Set forth below is a brief summary, as of the Award Date, of some of the federal tax consequences arising from the award of shares of Restricted Stock and disposition of such shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

            (a) Award of Shares of Restricted Stock. Generally, no income will be recognized by the Employee in connection with the award of unvested shares of Restricted Stock. Generally, as the shares vest, the Employee will recognize compensation income in an amount equal to the difference between the fair market value of the shares of Restricted Stock at the time the shares vest and the amount paid for the stock, if any (the "Spread"). Generally, the Spread will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in the amount at the time the Employee recognizes compensation income with respect to shares of Restricted Stock.

            (b) Disposition of Shares. Upon disposition of the shares of Restricted Stock, any gain or loss is treated as capital gain or loss. If the shares are held for at least one year, any gain realized on disposition of the shares will be treated as long-term capital gain for federal income tax purposes. Long-term capital gains are grouped and netted

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by holding periods. Net capital gains on assets held for more than 12 months is currently capped at 15%. Capital losses are allowed in full against capital gains, and up to $3,000 against other income.

      12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 56 Top Gallant Road, Stamford, CT 06904 or at such other address as the Company may hereafter designate in writing.

      13. Award is Not Transferable. Except as provided in Paragraph 5 above, until the applicable shares of Restricted Stock vest this award and the rights and privileges conferred hereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this award and the rights and privileges conferred hereby immediately shall become null and void. If the Employee effects any action in contravention of this Paragraph 13, any provision of this Agreement to the contrary notwithstanding, the Restricted Stock at issue shall immediately be forfeited to the Company.

      14. Binding Agreement. Subject to the limitation on the transferability of this award contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

      15. Conditions for Transfer of Stock. The shares of stock deliverable to the Employee may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. The Company shall not be required to transfer on its books or listed in street name with a brokerage company any shares of Restricted Stock prior to fulfillment of all the following conditions: (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any State or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any State or Federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Award Date as the Committee may establish from time to time for reasons of administrative convenience.

      16. Committee Authority. The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Agreement.

      17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

      18. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

      19. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut, other than its conflicts of laws provisions.

      20. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

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